Exhibit 99.1

Auxilio Inc. Announces Chairman of the Board Retirement

Mission Viejo, CA – April 6, 2016 – Auxilio, Inc. (OTCQB: AUXO), the company that is progressively changing the way healthcare thinks about Managed Print Services and Cyber Security, today announced that John Pace, Director and Chairman of the Board will retire from his duties effective May 19, 2016.
"On behalf of the Board and the Auxilio family, we wish John our heartfelt gratitude and appreciation for his dedication to the Board and leadership team since the inception of the company. John's expertise and leadership has been an integral component to our success and growth in the healthcare industry as a leader in managed print services," stated Joseph F. Flynn, President and CEO.
"I have enjoyed my relationship with Auxilio since 2004 and as the Chairman since 2006. I am very proud of our team's accomplishments in growing our business in an outstanding manner. I also appreciate the confidence our clients have placed in Auxilio. I wish the Auxilio leadership continued success as the company continues to evolve in an ever-changing healthcare industry," said John Pace.
The Board has not yet appointed a new Chairman but plans to consider candidates at the next Board meeting later this month.
About Auxilio, Inc.
Since 2004, Auxilio has led the Managed Print Services industry by offering an innovative and customer-driven approach for healthcare organizations. Auxilio takes full responsibility for healthcare customers' on-site print environment through situation assessment, process analysis, strategy development and program implementation. Hospitals and health systems benefit from streamlined and aligned processes and infrastructure that result in print management programs that reduce cost, increase employee productivity, and meet and exceed patient care standards.
Auxilio serves a national portfolio of nearly 220 hospital campuses and manages over 1.5 billion documents annually from over 90,000 devices, supporting over 280,000 caregivers. Auxilio's Managed Print Services' business model is vendor neutral, provides a dedicated resident team and is exclusive to the healthcare industry.
Through its Cyber Security Professional Services Group, Redspin (a subsidiary of Auxilio) provides an end-to-end security offering that specifically addresses hospital security challenges or when a breach has occurred. Redspin's fully comprehensive portfolio of services and technology includes penetration testing, HIPAA security risk assessments, security program strategy, and a SaaS technology solution, Redspin™ Risk Manager to more than 140 hospitals. This complete service offering of Redspin is unique to the marketplace and helps ensure enterprise-wide security and improved patient experiences through its ability to mitigate risk and improve efficiency across the hospital or health system.
For more information about Auxilio, visit http://www.auxilioinc.com.

Forward Looking Statements
This release contains certain forward-looking statements relating to the business of Auxilio, Inc. that can be identified by the use of forward-looking terminology such as "believes," "expects," "anticipates," "may" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including uncertainties relating to product/services development, long and uncertain sales cycles, the ability to obtain or maintain patent or other proprietary intellectual property protection, market acceptance, future capital requirements, competition from other providers, the ability of our vendors to continue supplying the company with equipment, parts, supplies and services at comparable terms and prices, expectations relating to momentum of the business, expectations of increased demand for Auxilio's services, growth of Auxilio's vertical framework, anticipated results from cross-selling efforts, growing demand for Auxilio's MPS programs, and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our Form 10-K and Form 10-Q filings with the Securities and Exchange Commission, which are available at http://www.sec.gov. Auxilio, Inc. is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.
Contact:
Investor Relations:
MZ North America
Mike Cole, 949-259-4988
Vice President
mike.cole@mzgroup.us
www.mzgroup.us
or
Media Relations:
Auxilio Inc.
Carrie Mulcahy, 949-310-2548
Director of Corporate Marketing
carrie.mulcahy@auxilioinc.com
www.auxilioinc.com